EXHIBIT 24.1
POWER OF ATTORNEY
The undersigned Directors of Paychex, Inc., do hereby constitute and appoint Jonathan J. Judge their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2007, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection therewith.

Dated: July 12, 2007	/s/ B. Thomas Golisano
B. Thomas Golisano

Dated: July 12, 2007	/s/ David J. S. Flaschen
David J. S. Flaschen

Dated: July 12, 2007	/s/ Phillip Horsley
Phillip Horsley

Dated: July 12, 2007	/s/ Grant M. Inman
Grant M. Inman

Dated: July 12, 2007	/s/ Pamela A. Joseph
Pamela A. Joseph

Dated: July 12, 2007	/s/ Joseph M. Tucci
Joseph M. Tucci

Dated: July 12, 2007	/s/ Joseph M. Velli
Joseph M. Velli